EXHIBIT 24.1

                     ANHEUSER-BUSCH COMPANIES, INC.
                           POWER OF ATTORNEY

Each of the undersigned directors and officers of Anheuser-Busch Companies, Inc., a Delaware corporation (the "Company"), hereby appoints August A. Busch IV, W. Randolph Baker, and JoBeth G. Brown, and each of them or their successors as officers of the Company acting singly, the true and lawful agents and attorneys of the undersigned, with full power of substitution, to do all things and to execute all instruments which any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act on Form S-8 of a total of 45 million shares of common stock to be issued under the Company's 2007 Equity and Incentive Plan (the "2007 Plan Shares") including the previously registered shares of common stock remaining unissued and not subject to outstanding awards under the Company's 1998 Incentive Stock Plan (Registration Nos. 333-124589, 333-105634, 333-67027 and 333-60216) which are to be carried forward to and issued under the 2007 Equity and Incentive Plan as part of the 2007 Plan Shares. This authorization includes the authority to sign the name of each of the undersigned in the capacities indicated below to the said proposed Registration Statement to be filed in respect of said 2007 Plan Shares, and to any amendments (including post-effective amendments) to said proposed Registration Statement or to Registration Statement Nos. 333-124589, 333-105364, 333-67027, and 333-60216, after this date.

     IN WITNESS WHEREOF, each of the undersigned has executed a copy of this Power of Attorney as of April 25, 2007.


/S/ AUGUST A. BUSCH IV               /S/ W. RANDOLPH BAKER
    August A. Busch IV                   W. Randolph Baker
President and Chief                  Vice President and
Executive Officer and Director       Chief Financial Officer
(Principal Executive Officer)        (Principal Financial Officer)


/S/ JOHN F. KELLY                    /S/ AUGUST A. BUSCH III
    John F. Kelly                        August A. Busch III
Vice President and Controller        Director
(Principal Accounting Officer)


/S/ CARLOS FERNANDEZ G               /S/ JAMES J. FORESE
    Carlos Fernandez G                   James J. Forese
Director                             Director


/S/ JOHN E. JACOB                    /S/ JAMES R. JONES
    John E. Jacob                        James R. Jones
Director                             Director


/S/ CHARLES F. KNIGHT                /S/ VERNON R. LOUCKS, JR.
    Charles F. Knight                    Vernon R. Loucks, Jr.
Director                             Director



/S/ VILMA S. MARTINEZ                /S/ WILLIAM PORTER PAYNE
    Vilma S. Martinez                    William Porter Payne
Director                             Director


/S/ JOYCE M. ROCHE'                  /S/ HENRY HUGH SHELTON
    Joyce M. Roche'                      Henry Hugh Shelton
Director                             Director


/S/ PATRICK T. STOKES                /S/ ANDREW C. TAYLOR
    Patrick T. Stokes                    Andrew C. Taylor
Director                             Director

__________________________           /S/ EDWARD E. WHITACRE JR.
Douglas A. Warner III                    Edward E. Whitacre Jr.
Director                             Director

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